Exhibit 16.1

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Re: The ONE Group Hospitality, Inc.

File No. 001-37379

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of The ONE Group Hospitality, Inc. dated March 30, 2021, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ Plante & Moran, PLLC